EXHIBIT 32.2

CERTIFICATION

In connection with the Quarterly Report on Form 10-Q of KAL Energy, Inc. (the “Company”) for the fiscal quarter ended November 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Andrew Caminschi, certify, pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. 1350, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 19, 2009
/s/ Andrew Caminschi
Andrew Caminschi
Chief Financial Officer
(Principal Financial Officer)

This certification accompanies the Report pursuant to Rule 13a-14(b) or 15d-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934.